Exhibit 10.3
AMENDED AND RESTATED
MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,
SECURITY AGREEMENT AND FIXTURE FILING
          THIS AMENDED AND RESTATED MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this “Security Instrument”) is made as of October 10, 2006, by TARRAGON LUGANO LLC, a Delaware limited liability company, BALLANTRAE TARRAGON LLC, a Florida limited liability company, REFLECTION LAKES TARRAGON, LLC, a Florida limited liability company, OMNI MONTERRA LLC, a Florida limited liability company, YBOR CITY TARRAGON, LLC, a Delaware limited liability company, and MADISON AT PARK WEST TARRAGON, LLC, a South Carolina limited liability company (each a “Mortgagor” and collectively the “Borrower”), whose address is c/o 423 West 55th Street, 12th Fl., New York, New York 10019, in favor of BARCLAYS CAPITAL REAL ESTATE INC., a Delaware corporation, its successors and assigns (“Lender”), whose address is 200 Park Avenue, New York, New York 10166.
RECITALS
          A. Lender is the mortgagee under a consolidated mortgage from Borrower as mortgagor (the “Previous Mortgage”), as more particularly set forth in a certain Mortgage Consolidation and Spreader Agreement of even date herewith made by Borrower as mortgagors and Lender as mortgagee (the “Consolidation Agreement”), a counterpart of which was recorded in the Public Records of the same Florida county and on the same date as this counterpart of the Security Instrument is being recorded, with the recording information for said counterpart of the Consolidation Agreement being set forth below:
          Official Records Book                     , Page                     , and/or
          Clerk’s File Number
          B. The Consolidation Agreement amended and consolidated into one mortgage instrument five previously separate Florida mortgages respectively recorded in Palm Beach County, Hillsborough County, Lee County, Lee County and Seminole County, Florida and more particularly identified in Exhibit B of the Consolidation Agreement, encumbering the Florida real property identified in Exhibits A-1 through A-5 inclusive attached thereto and hereto (the “Florida Property”), and counterparts of the Consolidation Agreement and of this Security Instrument are being recorded in each of said Florida counties.
          C. In addition, the Consolidation Agreement spread and extended the lien of the consolidated mortgage to encumber the “South Carolina Property” as defined in the Consolidation Agreement and more particularly described in Exhibit A-6 attached thereto and hereto, and counterparts of the Consolidation Agreement and this Security Instrument (or other security instruments complying with South Carolina law) are being recorded in the South Carolina county where the South Carolina Property is located.

          D. This amended and restated Security Instrument is the “Mortgage” referred to in the Consolidation Agreement. By executing this Security Instrument, Lender and Borrower desire to amend, restate, supersede and replace the Previous Mortgage in its entirety as set forth herein as security for the following described loans from Lender to the respective Mortgagors (the “Loans”), each governed by a Loan Agreement as amended by an Amendment to Loan Agreement of even date herewith made by and between Lender and the respective Mortgagor (as so amended, each a “Loan Agreement” and collectively, the “Loan Agreements”) and each evidenced by one or more Amended and Restated Promissory Notes of even date herewith made in favor of Lender by the respective Mortgagors (each a “Note” and collectively, the “Notes”) in the respective principal amounts set forth below:

Principal Amount of Notes and
Mortgagor	Loans
Tarragon Lugano LLC	$53,303,000
Ballantrae Tarragon LLC	$40,393,000
Reflection Lakes Tarragon, LLC	$50,076,000
Omni Monterra LLC	$41,200,000
Ybor City Tarragon, LLC	$7,142,000
Madison at Park West Tarragon, LLC	$22,886,000
Aggregate Principal Amount:	$215,000,000
          NOW, THEREFORE, in consideration of the foregoing recitals and the sum of ten dollars and other good and valuable considerations, Mortgagors and Lender agree that the Previous Mortgage is hereby renewed, amended and restated in its entirety as set forth hereinbelow and shall be superseded and replaced by this Security Instrument, all as security for the Loans and the other “Obligations” (as defined hereinbelow), but without loss of priority or novation of the lien and security interests of the Previous Mortgage, which lien and security interests are hereby ratified and confirmed on the terms and conditions set forth in this Security Instrument.
ARTICLE I
DEFINED TERMS
          Section 1.01 Defined Terms. Capitalized terms used in this Security Instrument and not specifically defined in this Security Instrument have the meaning provided in the respective Loan Agreements. Each of the Mortgagors is included in the term “Borrower” as defined in this Security Instrument and each of them makes the representations, warranties, covenants and agreements of the Borrower set forth herein; provided, however, that notwithstanding said definition of “Borrower” or any other provision of this Security Instrument:

(i) each Mortgagor is and shall be the sole maker and primary obligor with respect to the respective Note made by such Mortgagor, and the other Mortgagors are not liable with respect to such Note as makers thereof; and (ii) each Mortgagor is and shall be the sole grantor of the mortgage lien and security interest granted in this Security Instrument against the respective property of such Mortgagor, as respectively identified in attached Exhibit A-1 through Exhibit A-6 inclusive.
ARTICLE II
GRANT OF SECURITY
          Section 2.01 Property Mortgaged. Borrower does hereby irrevocably deed, mortgage, grant, bargain, sell, assign, pledge, warrant, transfer and convey to Lender, and to its successors and assigns as Lender, as security for the Obligations, with power of sale, the following property, rights, interests and estates, now owned or hereafter acquired by Borrower (collectively, “Property”):
          (a) Land. The land described in Exhibit A-1 through Exhibit A-6 inclusive attached hereto and made a part hereof, together with all estates and development rights now existing or hereafter acquired for use in connection therewith (“Land”);
          (b) Additional Land. All land that, from time to time, by supplemental deed or otherwise, may be expressly made subject to this Security Instrument, and all estates and development rights hereafter acquired by Borrower for use in connection with such land (also, the “Land”);
          (c) Improvements. All buildings, structures, improvements and fixtures now or hereafter erected or located on the Land (“Improvements”);
          (d) Easements. All easements, rights-of-way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Land and/or the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof, and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Borrower of, in and to the Land and/or Improvements and every part and parcel thereof, with all appurtenances thereto, in each case to the extent of Borrower’s interest therein;
          (e) Fixtures and Personal Property. All machinery, equipment, fixtures (including, without limitation, all heating, air conditioning, plumbing, lighting, communications and elevator fixtures), furnishings, building supplies and materials, and all other personal property of every kind and nature whatsoever owned by Borrower (or in which Borrower has or hereafter acquires an interest) and now or hereafter located upon, or appurtenant to, the Property or used or useable in the present or future operation and occupancy of the Property, along with all accessions, replacements or substitutions of all or any portion thereof (collectively, “Personal Property”);
          (f) Leases and Rents. Subject to the terms of Section 2.03(b) hereof, all leases, subleases, licenses and other agreements granting others the right to use or occupy all or any part of the Property together with all restatements, renewals, extensions, amendments and supplements thereto (“Leases”), now existing or hereafter entered into, and whether entered before or after the filing by or against Borrower of any petition for relief under the Bankruptcy Code, and all of Borrower’s right, title and interest in the Leases, including, without limitation (i) all guarantees, letters of credit and any other credit support given by any tenant or guarantor in connection therewith (“Lease Guaranties”), (ii) all cash, notes, or security deposited thereunder to secure the performance by the tenants of their obligations thereunder (“Tenant Security Deposits”), (iii) all claims and rights to the payment of damages and other claims arising from any rejection by a tenant of its Lease under the Bankruptcy Code (“Bankruptcy Claims”), (iv) all of the landlord’s rights in casualty or condemnation proceeds of a tenant in respect of the leased premises (“Tenant Claims”), (v) all rents, ground rents, additional rents, revenues, termination and similar payments, issues and profits (including all oil and gas or other mineral royalties and bonuses) from the Property (collectively with the Lease Guaranties, Tenant Security Deposits, Bankruptcy Claims and Tenant Claims, “Rents”), whether paid or accruing before or after the filing by or against Borrower of any petition for relief under the Bankruptcy Code, (vi) all proceeds or streams of payment from the sale or other disposition of the Leases or disposition of any Rents, and (vii) the right to receive and apply the Rents to the payment of the Debt and to do all other things which Borrower or a lessor is or may become entitled to do under the Leases or with respect to the Rents;
          (g) Condemnation Awards. All awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Property, whether from the exercise of the right of eminent domain (including, without limitation, any transfer made in lieu of or in anticipation of the exercise of the right), or for a change of grade, or for any other injury to or decrease in the value of the Property, subject, however, to the express terms of the Loan Agreement relating thereto;
          (h) Insurance Proceeds. All proceeds of, and any unearned premiums on, any insurance policies covering the Property, including, without limitation, the exclusive right to receive and apply the proceeds of any claim awards, judgments, or settlements made in lieu thereof, for damage to the Property, subject, however, to the express terms of the respective Loan Agreements relating thereto;
          (i) Tax Certiorari. All refunds, rebates or credits in connection with a reduction in Taxes, including, without limitation, rebates as a result of tax certiorari or any other applications or proceedings for reduction;
          (j) Agreements. Subject to the express terms of the respective Loan Agreements, all agreements (including, without limitation, interest rate cap agreements, swaps or other interest hedging agreements), contracts (including, without limitation, service, supply and maintenance contracts), registrations, permits, licenses (including, without limitation, liquor licenses, if any, to the fullest extent assignable by Borrower), franchise, plans, specifications and other documents, now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Property, or respecting any business or activity conducted from the Property, and all right, title and interest of Borrower therein and thereunder, including, without limitation, the right, while an Event of Default remains uncured, to receive and collect any sums payable to Borrower thereunder (collectively, the “Operating Agreements”);
          (k) Intangibles. All accounts, escrows, chattel paper, claims, deposits, trade names, trademarks, service marks, logos, copyrights, goodwill, books and records and all other general intangibles relating to or used in connection with the operation of the Property;
          (l) Accounts. All reserves, escrows and deposit accounts maintained by Borrower with respect to the Property (including, without limitation, all reserves, escrows, deposit accounts and lockbox accounts established pursuant to the respective Loan Agreements), together with all cash, checks, drafts, certificates, securities, investment property, financial assets, instruments and other property from time to time held therein, and all proceeds, products, distributions, dividends or substitutions thereon or thereof;
          (m) Rights to Conduct Legal Actions. The right, in the name and on behalf of Borrower, to commence any action or proceeding to protect the interest of Lender in the Property and to appear in and defend any action or proceeding brought with respect to the Property;
          (n) Proceeds. All proceeds and profits arising from the conversion, voluntary or involuntary, of any of the foregoing into cash (whether made in one payment or a stream of payments) and any liquidation claims applicable thereto;
          (o) Condominium Documents. Subject to the terms of Section 2.03(b) hereof, all rights, remedies and powers of Borrower under the Condominium Documents, including, without limitation, any rights to appoint members of the Condominium Board and any rights to exercise voting rights or privileges; and
          (p) Rights. Any and all other rights of Borrower in and to the items set forth in the foregoing subsections (a) through (o), inclusive, and in and to the Property.
          TO HAVE AND TO HOLD the above granted and described Property unto Lender, and its successors and assigns, with power of sale in accordance with the terms and conditions hereof, forever; subject, however, to Section 2.05 below.
          Section 2.02 Grant of Security Interest; Security Agreement. Borrower hereby grants to Lender, as security for the Obligations, a security interest in the Property to the fullest extent that the Property now or hereafter may be subject to a security interest under the UCC. Borrower intends for this Security Instrument to be a “security agreement” within the meaning of the UCC. Borrower hereby irrevocably authorizes Lender to prepare, execute and file all initial financing statements, and any restatements, extensions, continuations, renewals or amendments thereof, in such form as Lender may require to perfect or continue the perfection of this security interest or other statutory liens held by Lender. Unless prohibited by applicable law, Borrower agrees to pay all reasonable expenses incident to the preparation, execution, filing and/or recording of any of the foregoing. With respect to any of the Property in which a security interest is not perfected by the filing of a financing statement, Borrower consents and agrees to undertake, and to cooperate fully with Lender, to perfect the security interest hereby granted to

Lender in the Property. Without limiting the foregoing, if and to the extent any of the Property is held by a bailee for the benefit of Borrower, Borrower shall promptly notify Lender thereof and, if required by Lender, promptly obtain an acknowledgment from such bailee that is satisfactory to Lender and confirms that such bailee holds the Property for the benefit of Lender as secured party and shall only act upon instructions from Lender with respect to the Property.
          Section 2.03 Assignment of Leases and Rents.
          (a) Rights Granted to Lender. Borrower hereby absolutely and unconditionally assigns to Lender all of Borrower’s right, title and interest in and to all current and future Leases and Rents and the Condominium Documents (including, without limitation, any rights to appoint members of the Condominium Board and any rights to exercise voting rights or privileges). Borrower hereby declares its intention to establish a present, absolute and irrevocable transfer and assignment to Lender of all Rents and Leases and the Condominium Documents and to authorize and empower Lender to collect and receive all Rents and exercise all of Borrower’s rights under the Leases (including, without limitation, the right to modify, extend or terminate any Lease) and the Condominium Documents (including, without limitation, any rights to appoint members of the Condominium Board and any rights to exercise voting rights or privileges) without any further action by Borrower; it being intended that this assignment is effective immediately and not an assignment made for security only, not withstanding any provision hereof to the contrary. For purposes of giving effect to this assignment of Rents and Leases and the Condominium Documents and for no other purpose, Rents and Leases and the Condominium Documents shall not be deemed to be part of the “Property” as that term is defined in Section 2.01 of this Security Instrument. If, however, this assignment of Rents and Leases and the Condominium Documents is not enforceable by its terms under the laws of the State where the Property is located, then Rents and Leases and the Condominium Documents shall be included as part of the Property and it is Borrower’s intention that, in this circumstance, this Security Instrument creates and perfects a lien of the Rents and Leases and the Condominium Documents in favor of Lender, which lien shall be effective as of the date of this Security Instrument.
          (b) License to Borrower; Revocation. Nevertheless, subject to the terms of this Security Instrument, the respective Loan Agreements and the Lockbox Agreement, Lender grants to Borrower a revocable license (i) to manage the leasing activities of the Property as contemplated by the respective Loan Agreements, (ii) to exercise all of Borrower’s rights under the Leases and the Condominium Documents (including, without limitation, any rights to appoint members of the Condominium Board and any rights to exercise voting rights or privileges) and (iii) to collect and receive the Rents in trust for Lender and to apply the Rents to discharge all current amounts due on the Debt and to pay the current costs of managing, operating and maintaining the Property. As long as no Event of Default has occurred and is continuing and subject to the provisions of the Lockbox Agreement, the Rents remaining after application pursuant to the preceding sentence may be retained by Borrower free and clear of, and released from, Lender’s rights with respect to Rents under this Security Instrument. Upon and during the continuance of an Event of Default, and without the necessity of notice or prior demand or Lender’s entering upon and taking and maintaining control of the Property (whether directly or through a receiver), the license granted to Borrower by this Section shall terminate automatically, and Lender shall be entitled to receive and collect the Rents as they become due and payable and exercise all of Borrower’s rights or the rights of lessor under the Leases and with respect to the Rents and under the Condominium Documents (including, without limitation, any rights to appoint members of the Condominium Board and any rights to exercise voting rights or privileges). Lender’s right to revoke the license granted to Borrower is in addition to all other rights and remedies available to Lender following an Event of Default.
          Section 2.04 Pledge of Monies Held. Borrower hereby pledges to Lender, as security for the Obligations, all money now or hereafter held by Lender in escrow or reserve or on deposit pursuant to the terms hereof or pursuant to the respective Loan Agreements or any other Loan Document, until expended or applied as provided in this Security Instrument or such other Loan Document.
          Section 2.05 Release of Security. The grants, mortgage, liens, security interests, assignments, pledges and transfers by this Security Instrument are subject to the express condition that, if Borrower pays to Lender the Debt at the time and in the manner provided in the respective Loan Agreements and performs all Obligations when and as required by the Loan Agreements and each other Loan Document, Lender shall release the Property from the grants, mortgage, liens, security interests, assignments, pledges and transfers created by this Security Instrument and reconvey the Property to Borrower. Lender shall prepare (at Borrower’s expense) and deliver to Borrower such documents as are necessary to effect such release and reconveyance.
ARTICLE III
DEBT AND OBLIGATIONS SECURED
          Section 3.01 Debt. This Security Instrument and the interests created in favor of Lender hereunder are given for the purpose of securing (a) payment of principal, interest and all other amounts due at anytime under the Loan Agreements, the Notes and each of the other Loan Documents, including, without limitation, interest at the Default Rate, any late fee for delinquent payments, Prohibited Prepayment Fee, the Prepayment Fee and the Exit Fee (if any) provided in the respective Loan Agreements, and amounts advanced by Lender to protect and preserve the Property and the Liens hereby created for the benefit of Lender (collectively “Debt”), and (b) performance of all obligations of Borrower contained in the Loan Agreements, the Notes and each of the other Loan Documents (collectively with the Debt, the “Obligations”). Notwithstanding any provision of this Security Instrument to the contrary, the obligations of Borrower and the other indemnitors under any “Environmental Indemnity” (as defined in the respective Loan Agreements) shall not be deemed secured by this Security Instrument unless and until Lender expressly declares in writing such obligations to be secured hereby.
ARTICLE IV
BORROWER COVENANTS
          Section 4.01 Payment of Debt and Performance of Obligations. Borrower will pay the Debt at the time and in the manner provided in the Loan Documents and fully and punctually perform the Obligations when and as required by the Loan Documents. Borrower may not prepay the Debt except in strict accordance with the respective Loan Agreements.

          Section 4.02 Compliance with Loan Agreements. Borrower shall comply with all covenants and agreements in the respective Loan Agreements, including, without limitation, all obligations regarding the ownership, operation, management and condition of the Property and the protection and perfection of the Liens hereby created in favor of Lender. Without limiting the foregoing, Borrower agrees:
          (a) No Transfers of the Property or Interests in Borrower. Borrower shall not cause or permit any Transfer of the legal or beneficial ownership of the Property, Borrower or SPE Equity Owner in violation of the respective Loan Agreements.
          (b) Payment of Taxes and Other Lienable Charges. Borrower shall pay all Taxes assessed or imposed against the Property when and as required by the respective Loan Agreements.
          (c) Insurance. Borrower shall obtain and maintain, in full force and effect at all times, all insurance with respect to Borrower and the Property as required by the respective Loan Agreements.
          (d) Obligations upon Condemnation or Casualty. Borrower shall comply with all obligations required under the respective Loan Agreements in the event any of the Property is damaged by a Casualty or becomes involved in any Condemnation. All proceeds or awards recovered or payable to Borrower as a result of a Casualty or Condemnation shall be paid to, and administered by Lender, in accordance with the respective Loan Agreements.
          (e) Leases and Rents. Borrower shall not enter into any Leases for all or any portion of the Property unless in accordance with the respective Loan Agreements.
          Section 4.03 Warranty of Title. Borrower has good, marketable and insurable fee simple title of record to the Property, free and clear of all liens, encumbrances and charges whatsoever except for the Permitted Encumbrances. Borrower shall forever warrant, defend and preserve the title and the validity and priority of the lien of this Security Instrument and shall forever warrant and defend the same to Lender against the claims of all Persons whomsoever until payment in full of the Debt.
ARTICLE V
SUBROGATION
          Section 5.01 Subrogation. If any Loan is used to pay, satisfy, discharge, extend or renew any indebtedness secured by a pre-existing mortgage, or other lien encumbering any of the Property (“Prior Lien”), then to the extent of funds so used, Lender shall automatically, and without further action on its part, be subrogated to all rights, including lien priority, held by the holder of the indebtedness secured by the Prior Lien, whether or not the Prior Lien is released, and such former rights are not waived but rather are continued in full force and effect in favor of Lender and are merged with the lien and security interest created herein as cumulative security for payment of the Debt and performance of the Obligations.

ARTICLE VI
DEFAULT
          Section 6.01 Events of Default. The occurrence of an “Event of Default” as that term is defined under any of the Loan Agreements shall constitute an “Event of Default” under this Security Instrument, and any Event of Default under any Loan Agreement shall constitute an Event of Default under the other Loan Agreements.
          Section 6.02 Remedies. If an Event of Default occurs, Lender may, at its option, and without prior notice or demand, exercise and hereby is authorized and empowered by Borrower so to exercise, any or all of the remedies set forth in the respective Loan Agreements (including, without limitation, the right to accelerate any or all of the Loans) or otherwise permitted by law or in equity.
          Section 6.03 Cumulative Remedies; No Waiver; Other Security. Lender’s remedies under this Security Instrument are cumulative with the remedies provided in the other Loan Documents, by law or in equity and may be exercised independently, concurrently or successively in Lender’s sole discretion and as often as occasion therefore shall arise. Lender’s delay or failure to accelerate any of the Loans or exercise any other remedy upon the occurrence of an Event of Default shall not be deemed a waiver of such right as remedy. No partial exercise by Lender of any right or remedy will preclude further exercise thereof. Notice or demand given to Borrower in any instance will not entitle Borrower to notice or demand in similar or other circumstances nor constitute Lender’s waiver of its right to take any future action in any circumstance without notice or demand (except where expressly required by this Security Instrument to be given). Lender may release other security for the Debt, may release any party liable for the Debt, may grant extensions, renewals or forbearances with respect thereto, may accept a partial or past due payment or grant other indulgences, or may apply any other security held by it to payment of the Debt, in each case without prejudice to its rights under this Security Instrument and without such action being deemed an accord and satisfaction or a reinstatement of the Debt. Lender will not be deemed as a consequence of its delay or failure to act, or any forbearances granted, to have waived or be estopped from exercising any of its rights or remedies.
          Section 6.04 Enforcement Costs. Borrower shall pay, on written demand by Lender, all costs actually incurred by Lender in (a) collecting any amount payable under the Loan Documents, or (b) enforcing its rights under the Loan Documents, in each case whether or not legal proceedings are commenced. Such fees and expenses include, without limitation, reasonable fees for attorneys, paralegals, law clerks and other hired professionals, a reasonable assessment of the cost of services performed by Lender’s default management staff, court fees, costs incurred in connection with pre-trial, trial and appellate level proceedings, including discovery, and costs incurred in post-judgment collection efforts or in any bankruptcy proceeding. Amounts incurred by Lender shall be added to the Debt, shall be immediately due and payable, and shall bear interest at the Default Rate from the date of disbursement until paid in full, if not paid in full within ten (10) business days after Lender’s written demand for payment.

          Section 6.05 Application of Proceeds. The proceeds from disposition of any of the Property shall be applied by Lender to the payment of the Debt (including, without limitation, advances made by Lender and enforcement costs incurred by Lender) in such priority and proportion as Lender determines in its sole discretion.
          Section 6.06 Continuing Lien; Right to Release Property. If less than all of the Property is, at any time, sold through foreclosure, power of sale, or otherwise, or if Lender releases any portion of the Property (for whatever consideration Lender deems appropriate), this Security Instrument shall continue as a lien and security interest on the remaining portion of the Property, unimpaired and without loss of priority.
          Section 6.07 LIMITATION ON PERSONAL LIABILITY. NOTWITHSTANDING ANY PROVISION HEREOF TO THE CONTRARY, BORROWER’S PERSONAL LIABILITY FOR PAYMENT OF THE DEBT AND PERFORMANCE OF THE OBLIGATIONS IS LIMITED HEREUNDER IN THE SAME MANNER AND TO THE SAME EXTENT AS EXPRESSLY PROVIDED IN THE RESPECTIVE LOAN AGREEMENTS.
ARTICLE VII
WAIVER OF RIGHT OF REDEMPTION AND OTHER RIGHTS
          Section 7.01 Waiver of Rights of Redemption, Marshalling and Other Rights. Borrower hereby waives, to the fullest extent permitted by law, the benefit of all laws, now or hereafter in force, providing for (a) the valuation or appraisement of the Property, or any party thereof, prior to any sale or sales thereof pursuant to this Security Instrument or any decree, judgment or order of a court of competent jurisdiction; (b) the right to stay or extend any such proceeding, to have this Security Instrument reinstated or to redeem the Property or any portion thereof so sold; (c) rights of marshalling relating to any such sale or sales; (d) any right to require that the Property be sold as separate tracts or units in connection with enforcement of this Security Instrument; and (e) the benefit of any moratorium, exemption or homestead rights now or hereafter provided. Borrower makes such waivers on its own behalf and on behalf of all parties now or hereafter claiming or having an interest (direct or indirect) by, through or under Borrower.
          Section 7.02 Waiver of Counterclaim. Borrower hereby waives, to the fullest extent permitted by law, the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Lender arising out of, or in any way connected with, the Obligations.
          Section 7.03 Waiver of Foreclosure Defense. Borrower hereby waives, to the fullest extent permitted by law, any defense Borrower might have by reason of Lender’s failure to make any tenant or tenant of the Property a party defendant in any foreclosure instituted by Lender.
          Section 7.04 Waiver of Notices Generally. Borrower hereby waives, to the fullest extent permitted by law, its rights to notice from Lender except when this Security Instrument or the other Loan Documents expressly provides for Lender to give notice to Borrower.

          Section 7.05 Waiver of Statute of Limitations and Laches. Borrower hereby waives, to the fullest extent permitted by law, the benefit of any statute of limitations or laches defense to payment of the Debt or performance of the Obligations.
          Section 7.06 WAIVER OF TRIAL BY JURY. BORROWER WAIVES ITS RIGHT, TO THE FULLEST EXTENT PERMITTED BY LAW, AND AGREES NOT TO ELECT, A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS SECURITY INSTRUMENT OR THE RELATIONSHIP BETWEEN THE PARTIES AS BORROWER AND LENDER.
          Section 7.07 Governing Law. This Security Instrument shall be interpreted and enforced according to the laws of the State of Florida (without giving effect to rules regarding conflict of laws) with respect to the Florida Property. This Security Instrument shall be interpreted and enforced according to the laws of the State of South Carolina (without giving effect to rules regarding conflict of laws) with respect to the South Carolina Property.
          Section 7.08 Consent to Jurisdiction. ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS SECURITY INSTRUMENT MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT:
Tarragon Corporation
1775 Broadway, 23rd Floor
New York, New York 10019
Attn: Charles D. Rubenstein, Esq.
          AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO

HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.
ARTICLE VIII
MISCELLANEOUS PROVISIONS
          Section 8.01 Incorporation from Loan Agreements. All provisions of Articles 17 and 18, inclusive, of the respective Loan Agreements are incorporated into this Security Instrument by this reference, as if fully reproduced herein.
          Section 8.02 Further Acts. Borrower, at Borrower’s expense, agrees to take such further actions and execute such further documents as Lender reasonably may request to carry out the intent of this Security Instrument or to establish and protect the rights and remedies created or intended to be created in favor of Lender hereunder or to protect the value of the Property and the Liens and security hereby created in favor of Lender. Borrower agrees to pay all filing, registration or recording fees or taxes, and all expenses incident to the preparation, execution, acknowledgement or filing/recording of this Security Instrument or any such instrument of further assurance, except where prohibited by law so to do.
          Section 8.03 No Third Party Beneficiary. Notwithstanding any provision of this Security Instrument to the contrary, this Security Instrument is not intended by the parties to create, and shall not create, benefits on behalf of any tenant or other occupant of the Property or anyone claiming rights through any tenant or other occupant of the Property.
          Section 8.04 No Agency or Partnership. Nothing contained in this Security Instrument shall constitute Lender as a joint venturer, partner or agent of Borrower, or render Lender liable for any debts, obligations, acts, omissions, representations, or contracts of Borrower.
ARTICLE IX
LOCAL LAW PROVISIONS
          Section 9.01 Additional Advance Provision. In addition to existing indebtedness, any future advances made by the then holder of any Note to or for the benefit of Borrower or Borrower’s permitted successors or assignees, whether such advances are obligatory or are made at the option of Lender, or otherwise, at any time within twenty (20) years from the date of this Security Instrument, with interest thereon at the rate agreed upon at the time of each additional loan or advance, shall be equally secured with and have the same priority as the Debt and be subject to all of the terms and provisions of this Security Instrument, whether or not such additional loan or advance is evidenced by a promissory note and whether or not identified by a recital that it is secured by this Security Instrument; provided that, although the total amount of the indebtedness that may be secured may decrease to zero from time to time or may increase from time to time, the aggregate amount of outstanding Debt so secured at any one time shall not exceed the sum of Two Hundred Fifteen Million Dollars ($215,000,000), plus interest and disbursements made for the payment of taxes, levies or insurance on the Property with interest on such disbursements. It is understood and agreed that this future advance provision shall not be construed to obligate Lender to make any such additional loans or advances. It is further agreed that any additional note or notes executed and delivered under this future advance provision shall be included in the words “Notes” or “Debt” wherever either appears in the context of this Security Instrument or the other Loan Documents. Borrower, for itself and its successors in title and its successors and permitted assigns, hereby expressly waives and relinquishes any rights granted under Section 697.04 of the Florida Statutes, or otherwise, to limit the amount of indebtedness that may be secured by this Security Instrument at any time during the term of this Security Instrument. Borrower further covenants not to file for record any notice limiting the maximum principal amount that may be secured by this Security Instrument and agrees that any such notice, if filed, shall be null and void; and except as hereinafter provided, of no effect. In the event that, notwithstanding the foregoing covenant, Borrower or its successor in title files for record any notice limiting the maximum principal amount that may be secured by this Security Instrument in violation of the foregoing covenant, the Debt shall, at the option of Lender, become immediately due and payable.
          9.02 Section 501.137 Florida Statutes. Notwithstanding anything to the contrary contained in this Security Instrument or the other Loan Documents, Lender shall comply with the requirements of Section 501.137. Florida Statutes, as applicable, with respect to the payment of Insurance Premiums from the Insurance Premiums Escrow Account to the extent of funds held therein, if any, so that insurance coverage on the Property does not lapse.
          9.03 Multiple Counties; Multiple States. (a) The Property includes lands lying in two or more counties in the State of Florida (the “Florida Property”), and this Security Instrument has been executed in multiple counterparts so that separate original counterparts can be recorded in each such county, but all of the counterparts together shall constitute one singular Security Instrument encumbering all of the Florida Property wherever located. In accordance with Section 702.04 of the Florida Statutes, Borrower agrees that at Lender’s option this Security Instrument may be foreclosed in any one of said counties as determined by Lender, and all foreclosure proceedings shall be had in that county as if all the Florida Property lay therein, except that notice of the foreclosure sale shall be published in every county wherein lies any of the Florida Property to be sold. After final disposition of the foreclosure suit, the clerk of the circuit court shall prepare and forward a certified copy of the decree of foreclosure and sale and of the decree of confirmation of sale to the clerk of the circuit court of every other county wherein lies any of the Florida Property, to be recorded in the foreign judgment records of each such other county, and the costs of such copies and of the record thereof shall be taxed as costs in the foreclosure proceedings.
          (b) In addition to the Florida Property, this Security Instrument also describes and encumbers lands lying in the State of South Carolina (the “South Carolina Property”), and at its option Lender may record counterparts of this Security Instrument in the State of South Carolina or may require Borrower to execute, deliver and record other mortgages, deeds of trust, security deeds or other security instruments (“Other Security Documents”) as may be appropriate to perfect Lender’s lien and security interest against such South Carolina Property in accordance with the laws of the State of South Carolina. To the maximum extent permitted by applicable law, Borrower waives any and all rights to have the Florida Property or the South Carolina Property marshalled for the satisfaction of the Obligations, and Borrower hereby agrees that Lender may exercise its rights and remedies under the Loan Documents, including this Security Instrument and the Other Security Documents, separately or concurrently or in any order that Lender may deem appropriate in its sole discretion. Borrower acknowledges and agrees that the lien of this Security Instrument shall be absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever of Lender, including without limitation: (i) any acceptance by Lender of the Other Security Documents or any other security for or guaranties of the Obligations; (ii) any failure, neglect or omission on the part of Lender to realize upon or protect any collateral security for the Obligations, including the South Carolina Property; (iii) any release (except as to the property so released), sale, pledge, surrender, compromise, settlement, renewal, extension, indulgence, alteration, changing, modification or disposition of any of the Obligations or any of the collateral security therefor, including the Other Security Documents; or (iv) the exercise of any rights or remedies available to Lender under the Other Security Documents or applicable law with respect to the South Carolina Property, regardless of whether Lender exercises any of its rights and remedies thereunder before, after or concurrently with the exercise of any of Lender’s rights and remedies under this Security Instrument and applicable law with respect to the Florida Property.
          (c) Notwithstanding Lender’s option to foreclose this Security Instrument against all of the Florida Property in one proceeding as set forth hereinabove, Lender is not obligated to exercise any of its remedies against any portion of the Property in the same proceeding with any other portion of the Property, and Lender may exercise any available remedies against any or all portions of the Property separately or together, concurrently or in any order, all as determined by Lender in its sole discretion. If Lender in its sole discretion chooses to foreclose this Security Instrument or any Other Security Document against some portions of the Property without then foreclosing against other portions, then this Security Instrument and the Other Security Documents shall remain in full force and effect with respect to all portions of the Property as to which Lender has not yet foreclosed this Security Instrument or such Other Security Documents, all until the Obligations have been paid in full.
          9.04 Certain Matters Relating to Property Located in the State of South Carolina. With respect to the South Carolina Property, notwithstanding anything contained herein to the contrary:
          (a) Compliance with South Carolina Mortgage Foreclosure Law.
     (i) If any provision of this Security Instrument is determined to be inconsistent with any provisions of the South Carolina Code of Laws (1976) (the “SCCL”) as deal with Mortgage Foreclosures or the South Carolina Rules of Civil Procedure (the “SCRCP”), the SCCL and SCRCP shall take precedence over the provisions of this Security Instrument, but shall not invalidate or render unenforceable any other provisions of this Security Instrument that can be construed in a manner consistent with the SCCL or SCRCP.
     (ii) Section 4.02(c) shall be amended to add the following sentence at the end of said paragraph: “Provided, however, that in no instance shall Lender require Borrower to purchase casualty insurance on the Property in excess of the replacement cost of the Improvements.
     (iii) Pursuant to Section 29-3-50 of the SCCL, this Security Instrument secures future advances which may be made by Lender, provided that the total amount of indebtedness secured by the South Carolina Property hereunder may not exceed the maximum principal amount of Two Hundred Fifteen Million and No/100 Dollars ($215,000,000.00), plus interest thereon, attorney’s fees and court costs, together with such other advances as may be authorized by law.
     Interest secured under this Security Instrument may include, without limitation, deferred or capitalized interest to the extent provided in the Note.
     (iv) WAIVER OF APPRAISAL. The laws of South Carolina provide that in any real estate foreclosure proceeding a defendant against whom a personal judgment is taken or asked may within thirty days after the sale of the Property apply to the court for an order of appraisal. The statutory appraisal value as approved by the Court would be substituted for the high bid and may decrease the amount of any deficiency owing in connection with the transaction. THE UNDERSIGNED HEREBY WAIVES AND RELINQUISHES THE STATUTORY APPRAISAL RIGHTS WHICH MEANS THE HIGH BID AT THE JUDICIAL FORECLOSURE SALE WILL BE APPLIED TO THE DEBT REGARDLESS OF ANY APPRAISED VALUE OF THE PROPERTY.
     (b) Maturity Date. The maturity date of the Loan is the Payment Date occurring in November 2008.
[Remainder of page is blank; signatures appear on next page.]

          IN WITNESS WHEREOF, the undersigned hereby signs, seals and delivers this Security Instrument.
     WITNESS the due execution hereof as of the date first written above.

Signed, sealed and delivered in the presence of these witnesses:

WITNESS:	REFLECTION LAKES TARRAGON, LLC, a
Florida limited liability company

Print Name:	By:	Reflection Lakes Manager, Inc., a
Nevada corporation, its manager

WITNESS:

By:
Charles D. Rubenstein
Print Name:		Executive Vice President

STATE OF	)
)	SS:
COUNTY OF	)
     The foregoing instrument was acknowledged before me this ___ day of                     , 2006 by                                  , the                                  of                                         , a(n)                                         , as [manager/managing member] of each of REFLECTION LAKES TARRAGON, LLC, a Florida limited liability company, on behalf of the companies. S/he is personally known to me or has produced a                                          as identification.

Notary:

[NOTARIAL SEAL]	Print Name:
Notary Public, State of
My commission expires:

     WITNESS the due execution hereof as of the date first written above.

Signed, sealed and delivered in the presence of these witnesses:

WITNESS:	MADISON AT PARK WEST TARRAGON, LLC, a
South Carolina limited liability company

Print Name:	By:	Madison Tarragon Manager, Inc., a
Nevada corporation, its managing member

WITNESS:

By:
Charles D. Rubenstein
Print Name:		Executive Vice President

STATE OF	)
)	SS:
COUNTY OF	)
          The foregoing instrument was acknowledged before me this ___ day of                     , 2006 by                                         , the                                          of                                         , a(n)                                         , as [manager/managing member] of each of MADISON AT PARK WEST TARRAGON, LLC, a South Carolina limited liability company, on behalf of the companies. S/he is personally known to me or has produced a                                          as identification.

Notary:

[NOTARIAL SEAL]	Print Name:

Notary Public, State of
My commission expires:

     WITNESS the due execution hereof as of the date first written above.

Signed, sealed and delivered in the presence of these witnesses:

WITNESS:	OMNI MONTERRA LLC, a Florida limited
liability company

Print Name:	By:	Monterra Tarragon, Inc., a Nevada
corporation, its managing ,member

WITNESS:

By:
Charles D. Rubenstein
Print Name:		Executive Vice President

STATE OF	)
)	SS:
COUNTY OF	)
          The foregoing instrument was acknowledged before me this ___ day of                     , 2006 by                                         , the                                          of                                         , a(n)                                         , as [manager/managing member] of each of OMNI MONTERRA LLC, a Florida limited liability company, on behalf of the companies. S/he is personally known to me or has produced a                                          as identification.

Notary:
[NOTARIAL SEAL]	Print Name:
Notary Public, State of
My commission expires:

          WITNESS the due execution hereof as of the date first written above.

Signed, sealed and delivered in the presence of these witnesses:

WITNESS:	BALLANTRAE TARRAGON LLC, a Florida
limited liability company

Print Name:	By:	Ballantrae Manager, Inc., a Nevada
corporation, its managing member

WITNESS:

By:
Todd C. Minor
Print Name:		Executive Vice President

STATE OF	)
)	SS:
COUNTY OF	)
     The foregoing instrument was acknowledged before me this ___ day of                     , 2006 by                                         , the                                          of                                         , a(n)                                         , as [manager/managing member] of each of BALLANTRAE TARRAGON LLC, a Florida limited liability company, on behalf of the companies. S/he is personally known to me or has produced a                                          as identification.

Notary:
[NOTARIAL SEAL]	Print Name:
Notary Public, State of
My commission expires:

     WITNESS the due execution hereof as of the date first written above.

Signed, sealed and delivered in the presence of these witnesses:

WITNESS:	YBOR CITY TARRAGON, LLC, a Delaware limited liability company

Print Name:	By:	Tarragon South Development Corp., a Nevada corporation, its managing member

WITNESS:

By:

Charles D. Rubenstein

Print Name:			Executive Vice President

STATE OF                              )
                                        )          SS:
COUNTY OF                           )
     The foregoing instrument was acknowledged before me this                      day of                                          2006 by                                          the                                          of                                         , a(n)                                         , as [manager/managing member] of each of YBOR CITY RARRAGON, LLC, a Delaware limited liability company, on behalf of the companies. S/he is personally known to me or has produced a                                          as identification.

Notary:
[NOTARIAL SEAL]	Print Name:
Notary Public, State of
My commission expires:

     WITNESS the due execution hereof as of the date first written above.

Signed, sealed and delivered in the presence of these witnesses:

WITNESS:	TARRAGON LUGANO LLC, a Delaware limited liability company

Print Name:	By:	Tarragon Corporation, a Nevada corporation, its sole member and manager

WITNESS:

By:

Charles D. Rubenstein

Print Name:			Executive Vice President

STATE OF                              )
                                        )          SS:
COUNTY OF                           )
     The foregoing instrument was acknowledged before me this                      day of                                          , 2006 by                                     , the                                          of                                         , a(n)                                         , as [manager/managing member] of each of TARRAGON LUGANO LLC, a Delaware limited liability company, on behalf of the companies. S/he is personally known to me or has produced a                                          as identification.

Notary:
[NOTARIAL SEAL]	Print Name:
Notary Public, State of
My commission expires:

LENDER:

Signed, sealed and delivered in the presence of these witnesses:	BARCLAYS CAPITAL REAL ESTATE INC., a Delaware corporation

Witness:	By:

Print Name:		Name:
Witness:		Title:

Print Name:		[CORPORATE SEAL]
STATE OF                              )
                                        )          SS:
COUNTY OF                           )
     The foregoing instrument was acknowledged before me this                      day of                                          , 2006 by                                     as                                          of BARCLAYS CAPITAL REAL ESTATE INC., a Delaware corporation, on behalf of the corporation. S/he personally appeared before me and is personally known to me or produced                                          as identification and did not take an oath.

Notary:
[NOTARIAL SEAL]	Print Name:
Notary Public, State of
My commission expires:

EXHIBIT A-1
LEGAL DESCRIPTION
PALM BEACH COUNTY, FLORIDA
“VIA LUGANO”
OWNER & MORTGAGOR: TARRAGON LUGANO LLC

EXHIBIT A-2
LEGAL DESCRIPTION
SEMINOLE COUNTY, FLORIDA:
“BALLANTRAE”
OWNER & MORTGAGOR: BALLANTRAE TARRAGON LLC

EXHIBIT A-3
LEGAL DESCRIPTION
LEE COUNTY, FLORIDA
“PROMENADA”
OWNER & MORTGAGOR: REFLECTION LAKES TARRAGON, LLC

EXHIBIT A-4
LEGAL DESCRIPTION
LEE COUNTY, FLORIDA
“MONTERRA”
OWNER & MORTGAGOR: OMNI MONTERRA LLC

EXHIBIT A-5
LEGAL DESCRIPTION
HILLSBOROUGH COUNTY, FLORIDA
“QUARTER YBOR”
OWNER & MORTGAGOR: YBOR CITY TARRAGON, LLC

EXHIBIT A-6
LEGAL DESCRIPTION
CHARLESTON COUNTY, SOUTH CAROLINA
“CARRINGTON”
OWNER & MORTGAGOR: MADISON AT PARK WEST TARRAGON, LLC

PREPARED BY AND UPON RECORDATION RETURN TO:

David S. Hall, Esq.
Thacher Proffitt & Wood llp
2 World Financial Center
New York, New York 10281

SPACE ABOVE THIS LINE RESERVED FOR RECORDER’S USE ONLY
TARRAGON LUGANO LLC,
BALLANTRAE TARRAGON LLC,
REFLECTION LAKES TARRAGON, LLC,
OMNI MONTERRA LLC,
YBOR CITY TARRAGON, LLC, and
MADISON AT PARK WEST TARRAGON, LLC
Collectively as mortgagors
to
BARCLAYS CAPITAL REAL ESTATE INC.,
as mortgagee
AMENDED AND RESTATED
MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,
SECURITY AGREEMENT AND FIXTURE FILING

Dated: October 10, 2006
NOTICE TO RECORDER: All Florida documentary stamp taxes and nonrecurring intangible personal property taxes due with respect to the consolidated mortgages being amended and restated hereby were previously paid upon the recordation of the original mortgages identified in Exhibit B of that certain Mortgage Consolidation and Spreader Agreement of even date herewith made by the same parties and recorded in the Public Records of this County, Florida as set forth on page 1 of this Security Instrument. This Security Instrument is exempt from further intangible taxes because it evidences a refinancing pursuant to Section 199.145(4) of the Florida Statutes, and this Security Instrument is exempt from further documentary stamp taxes because it is a renewal that is exempt from stamp tax pursuant to Section 201.09 of the Florida Statutes.